UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34821	36-4670835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West Morton Avenue, Jacksonville, Illinois 62650

(Address of principal executive offices, including zip code)

(217) 245-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

This Current Report on Form 8-K is filed to disclose litigation filed with respect to the previously reported proposed merger between CNB Bank Shares, Inc. (“CNB”) and Jacksonville Bancorp, Inc. (“Jacksonville Bancorp”), pursuant to which CNB would be the surviving institution (the “Merger”).

As previously disclosed, on May 4, 2018, Paul Parshall, a purported Jacksonville Bancorp stockholder, provided notice of service of process, on behalf of himself and all other Jacksonville Bancorp public stockholders (the “Purported Class”), of a putative class action lawsuit in the United States District Court for the District of Maryland, captioned Parshall v. Jacksonville Bancorp, Inc., John C. Williams, Harmon B. Deal, III., John L. Eyth, Richard A. Foss, John M. Buchanan, Andrew F. Applebee and Peggy S. Daidsmeyer (Case No. 1:18-cv-00889-RDB), against Jacksonville Bancorp and each Jacksonville Bancorp director (collectively, the “Individual Defendants”). The lawsuit alleges that Jacksonville Bancorp and the Individual Defendants have breached their fiduciary duties to the Purported Class by omitting certain material information from Jacksonville Bancorp’s preliminary proxy statement for the Jacksonville Bancorp special stockholders’ meeting to approve the Merger. The relief sought by the lawsuit includes preliminary and permanent injunction against the completion of the proposed Merger, rescission and rescissory damages if the proposed Merger is completed, and damages, including attorneys’ and experts’ fees.

On the same date, Mr. Parshall also submitted a motion for a preliminary injunction to enjoin the vote of the Jacksonville Bancorp stockholders on the Merger.

On May 10, 2018, Mr. Parsall withdrew his motion for a preliminary injection indicating that he intended to file an amended complaint in due course.

The defendants believe that the lawsuit is without merit and intend to defend against it vigorously. Currently, however, it is not possible to predict the outcome of the litigation or the impact the litigation may have on CNB, Jacksonville Bancorp or the proposed Merger, if any.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in Jacksonville Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K, and the following: delays in completing the merger, including delays in obtaining regulatory or stockholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Jacksonville Savings Bank and CNB Bank & Trust, N.A., the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Jacksonville Bancorp and CNB are engaged, changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Jacksonville Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information

In connection with the proposed merger, Jacksonville Bancorp has provided its stockholders with a proxy statement and other relevant documents concerning the proposed transaction. Stockholders of Jacksonville Bancorp are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they contain important information that should be considered before making any decision regarding the transaction. Stockholders of Jacksonville Bancorp are able to obtain a copy of the proxy statement, and any other relevant documents, without charge, at the Securities and Exchange Commission website (www.sec.gov), on the Jacksonville Bancorp website (www.jacksonvillesavings.com) under the tab “About Us – Investor Relations,” or by directing a request to:

Diana S. Tone

Executive Vice President and Chief Financial Officer

Jacksonville Bancorp, Inc.

1211 W. Morton Avenue

Jacksonville, IL 62650

The information available through Jacksonville Bancorp’s website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings that Jacksonville Bancorp makes with the SEC.

Jacksonville Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Jacksonville Bancorp in connection with the proposed transaction. Information about the directors and executive officers of Jacksonville Bancorp is set forth in Jacksonville Bancorp’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: May 14, 2018	By:	/s/ Richard A. Foss
Richard A. Foss
President and Chief Executive Officer